Exhibit 23.1





                                    CONSENT

         Solomon and Weinberg LLP hereby consents to the references of the firm under the caption "Federal Income Tax Considerations" in the Registration Statement on Form S-3 (No. 333-67129) and in the related Prospectus, dated January 14, 2004 of Reckson Operating Partnership L.P.



Date:  January 19, 2004
                                              SOLOMON AND WEINBERG LLP


                                              By: /s/ Craig H. Solomon
                                                  ----------------------------
                                                  Name:   Craig H. Solomon
                                                  Title:  Partner